As filed with the Securities and Exchange Commission on March 1, 2001

                                                         File No. 811-9098


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM N-1A

                           REGISTRATION STATEMENT

                  UNDER THE INVESTMENT COMPANY ACT OF 1940

                              Amendment No. 8



                       AMR INVESTMENT SERVICES TRUST
             (Exact Name of Registrant as Specified in Charter)
                        4333 Amon Carter Boulevard
                         Fort Worth, Texas  76155
                 (Address of Principal Executive Offices)

     Registrant's Telephone Number, including Area Code:  (817) 967-3509


                        WILLIAM F. QUINN, PRESIDENT
                         4333 Amon Carter Boulevard
                          Fort Worth, Texas  76155
                   (Name and Address of Agent for Service)

                                Copies to:

                           ROBERT J. ZUTZ, ESQ.
                        Kirkpatrick & Lockhart LLP
                1800 Massachusetts Avenue, N.W.,  2nd Floor
                       Washington, D.C.  20036-1800
                        Telephone:  (202) 778-9000



EXPLANATORY NOTE


     This Registration Statement is being filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in the Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

     The purpose of this amendment is to update the Registrant's financial statements that were filed with the Securities and Exchange Commission on February 28, 2000 in Amendment No. 6 to the Registration Statement.






PART A


     Responses to Items 1, 2, 3 and 5 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

     Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 35 to the Registration Statement of the American AAdvantage Funds ("AAdvantage Trust") (1940 Act File No. 811-9484, EDGAR Accession No. 0000950134-01-001832), as filed with the Securities and Exchange Commission ("Commission") on February 28, 2001 ("AAdvantage Trust Registration Statement"). Part A of the AAdvantage Trust Registration Statement includes a joint prospectus of the Institutional Class of the Balanced Fund, Large Cap Value Fund, Large Cap Growth Fund, Small Cap Value Fund, International Equity Fund, Emerging Markets Fund, S&P 500 Index Fund, Small Cap Index Fund, International Equity Index Fund, High Yield Bond Fund, Intermediate Bond Fund, Short-Term Bond Fund, Money Market Fund, Municipal Money Market Fund and U.S. Government Money Market Fund (each a "Fund") (the "Feeder's Part A"). The Large Cap Growth Fund, S&P 500 Index Fund, Small Cap Index Fund, International Equity Index Fund and High Yield Bond Fund do not invest in a corresponding portfolio of the AMR Investment Services Trust ("AMR Trust"). Accordingly, information relating to these funds contained in the Feeder's Part A is not incorporated by reference herein.

Item 4.  Investment Objectives, Principal Investment Strategies, and Related
Risks.

     Information on the investment objective, principal investment strategies, and related risks for each separate subtrust or "series" (each, a "Portfolio" and collectively, the "Portfolios") of the AMR Trust is incorporated herein by reference from the section entitled "About the Funds - Investment Objective, Principal Strategies and Principal Risk Factors" relating to each Portfolio described in the Feeder's Part A. Additional investment techniques, features, and limitations concerning each Portfolio's investment programs are described in Part B of this Registration Statement.
Item 6.  Management, Organization, and Capital Structure.

     AMR Investment Services, Inc. (the "Manager") provides investment management and administrative services to the Portfolios of the AMR Trust. The assets of the Balanced Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio, International Equity Portfolio and Emerging Markets Portfolio are allocated by the Manager among investment advisers designated for each of those Portfolios. The assets of the Intermediate Bond Portfolio are allocated by the Manager between the Manager and the investment adviser designated for that Portfolio. Investment decisions for the Short-Term Bond Portfolio, Money Market Portfolio, Municipal Money Market Portfolio and U.S. Government Money Market Portfolio are made directly by the Manager. The Manager and each investment adviser have discretion to purchase and sell portfolio securities within the respective portion of a Portfolio's assets allocated to them in accordance with that Portfolio's investment objective, policies and restrictions. A description of each Portfolio's investment advisers and portfolio managers is incorporated herein by reference from the sections entitled "About the Funds-The Manager" and "-The Investment Advisers" in the Feeder's Part A.

Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investment in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at the next share price calculated after the Portfolio has received and accepted the withdrawal request. Each investor in a Portfolio is liable for all obligations of the Portfolio. However, because a Portfolio will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in a Portfolio incurring financial loss on account of such liability

                                     A-1

would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.

Item 7.  Shareholder Information.
Pricing of Shares

     The price of each share ("share price") of the Balanced, Large Cap Value, Small Cap Value, International Equity, Emerging Markets, Intermediate Bond and Short-Term Bond Portfolios are determined as of the close of the New York Stock Exchange (the "Exchange"), generally 4:00 p.m. Eastern time, on each day the Exchange is open for trading, which excludes the following business holidays: New Year's Day, Martin Luther King's Birthday, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Business Day"). The share price of the Money Market, Municipal Money Market and U.S. Government Money Market Portfolios ("Money Market Portfolios") is determined as of the close of the Exchange, generally 4:00 p.m. Eastern time, on each day the Exchange is open for business except for Columbus Day and Veterans Day ("Money Market Business Day"). The share price of each investor's interest in a Portfolio, other than the Money Market Portfolios, will be determined by computing that Portfolio's total assets, subtracting all of that Portfolio's liabilities, and dividing the result by all the investors' beneficial interest in that Portfolio outstanding at such time. The share price of each investor's interest in the Money Market Portfolios is based on a pro rata allocation of each Money Market Portfolio's investment income, expenses and total capital gains and losses.

     Additional information on the time and method of valuation of each Portfolio's assets is incorporated herein by reference from the section entitled "About the Funds - Valuation of Shares" in the Feeder's Part A.

Purchase of Shares

     Beneficial interests in the Portfolios will be offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Portfolios may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). At no time during any Portfolio's existence will it have more than 100 investors. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Beneficial interests are purchased at the next share price calculated after an investment is received and accepted.

     There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the AMR Trust's custodian by a Federal Reserve Bank).

     AMR Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

Redemption of Shares

     An investor in any Portfolio may withdraw all or any portion of its investment in the Portfolio at the share price next calculated after the applicable Portfolio has received and accepted the redemption request. Proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days, except as extension may be permitted by law.

     The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the Exchange is closed

                                     A-2

(other than weekends or holidays) or trading on the Exchange is restricted or to the extent otherwise permitted by the 1940 Act.

Dividends, Distributions Tax Consequences

     A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the investors in that Portfolio. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the AMR Trustees from time to time, but instead is included in the share price of the investors' respective beneficial interests in that Portfolio.

     Under the current method of the Portfolios' operations, no Portfolio is subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the AMR Trust's Declaration of Trust and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of that Portfolio's ordinary income and capital gain. The Manager intends to manage each Portfolio's assets, income and distributions in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested all of its assets in the Portfolio. See Item 19 of Part B.

Item 8.  Distribution Arrangements.
     There are no sales loads or Rule 12b-1 fees charged to investors.

     A description of the features of the master-feeder structure of the Portfolios is incorporated herein by reference from the section entitled "Additional Information - Master-Feeder Structure" in the Feeder's Part A.

                                     A-3

PART B


Item 10.  Cover Page and Table of Contents.
     Part A contains information about the investment objective and policies of the Balanced Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio, International Equity Portfolio, Emerging Markets Portfolio, Intermediate Bond Portfolio, Short-Term Bond Portfolio, Money Market Portfolio, Municipal Money Market Portfolio and U.S. Government Money Market Portfolio (individually, "Portfolio"; collectively, "Portfolios"), each a subtrust or "series" of the AMR Investment Services Trust ("AMR Trust"). This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the investment policies and portfolio strategies that AMR Trust may utilize, the types of securities and other instruments in which the Portfolios may invest and certain risks attendant to those investment policies and strategies. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

     Responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference to the AAdvantage Trust Registration Statement. Part B of the AAdvantage Trust Registration Statement includes the joint statement of additional information ("SAI") for the Institutional Class, AMR Class and PlanAhead Class of the Balanced Fund, Large Cap Value Fund, Large Cap Growth Fund, Small Cap Value Fund, International Equity Fund, Emerging Markets Fund, S&P 500 Index Fund, Small Cap Index Fund, International Equity Index Fund, High Yield Bond Fund, Intermediate Bond Fund, Short-Term Bond Fund, Money Market Fund, Municipal Money Market Fund and U.S. Government Money Market Fund (each a "Fund") (the "Feeder's Part B"). The Large Cap Growth Fund, S&P 500 Index Fund, Small Cap Index Fund, International Equity Index Fund and High Yield Bond Fund do not invest in a corresponding portfolio of the AMR Investment Services Trust ("AMR Trust"). Accordingly, information relating to these funds contained in the Feeder's Part B is not incorporated by reference herein.

Table of Contents
                                                                        Page
     Portfolio History                                                  B-1
     Description of the Portfolios and Their Investments and Risks      B-2
     Management of the Portfolios                                       B-2
     Control Persons and Principal Holders of Securities                B-2
     Investment Advisory and Other Services                             B-3
     Brokerage Allocation and Other Practices                           B-4
     Capital Stock and Other Securities                                 B-4
     Purchase, Redemption and Pricing of Interests                      B-4
     Taxation of the Portfolios                                         B-5
     Underwriters                                                       B-5
     Calculation of Performance Data                                    B-5
     Financial Statements                                               B-5

Item 11.  Portfolio History.
     The AMR Trust is a diversified, open-end management investment company that was organized as a New York common law trust pursuant to a Declaration of Trust dated as of June 27, 1995, and amended as of August 11, 1995.

     Under the Declaration of Trust, the AMR Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of AMR Trust. Beneficial interests in AMR Trust are divided into ten separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. Seven of these series -- the Balanced Portfolio, the Large Cap Value Portfolio (formerly known as Growth and Income Portfolio prior to March 1, 1999), the International Equity Portfolio, the Short-Term Bond Portfolio (formerly known as Limited-Term Income Portfolio prior to March 1, 1997), the Money Market Portfolio, the Municipal Money Market Portfolio, and the U.S. Government Money Market Portfolio (formerly known as U.S. Treasury Money Market Portfolio prior to March 1, 1998) commenced operations on November 1, 1995. The Intermediate Bond Portfolio commenced operations on September 15, 1997. The Small Cap Value Portfolio commenced operations on December 31, 1998. The Emerging Markets Portfolio commenced operations on July 31, 2000. The assets of each Portfolio belong only to that Portfolio, and the assets belonging to each Portfolio shall be charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio. AMR Trust is empowered to establish, without investor approval, additional portfolios that may have different investment objectives and policies.

Item 12.  Description of the Portfolios and Their Investments and Risks.
     Part A contains basic information about the investment objective, policies and limitations of each Portfolio. This section supplements the discussion in Part A of the investment objective, policies and limitations of each Portfolio.

     Information on the investment strategies, fund policies and temporary defensive positions of each Portfolio, the types of securities bought and investment techniques used by each Portfolio, and certain risks attendant thereto, as well as other information on the Portfolios' portfolio turnover, is incorporated herein by reference to the sections entitled "Non-Principal Investment Strategies and Risks," "Investment Restrictions," "Temporary Defensive Position," "Portfolio Turnover" and "Other Information" in the Feeder's Part B.

Item 13.  Management of the Portfolios.
     The AMR Trustees provide broad supervision over AMR Trust's affairs.
The Manager is responsible for the management of Trust assets, and AMR Trust's officers are responsible for the Trust's operations. Information about the Trustees and officers of AMR Trust is incorporated herein by reference to the section entitled "Trustees and Officers of the Trust and the AMR Trust" in the Feeder's Part B.

     As compensation for their service to the AMR Trust, the American AAdvantage Funds, the American AAdvantage Mileage Funds ("Mileage Trust") and the American Select Funds ("Select Trust") (collectively, the "American Trusts"), each Trustee who is not an "interested" person of the American Trusts as defined by the 1940 Act ("Independent Trustee") and their spouses receive free air travel from American Airlines, Inc., an affiliate of the Manager. The American Trusts pay American Airlines the flight service charges incurred for these travel arrangements. The American Trusts compensate each Trustee with payments in an amount equal to the Trustees' income tax on the value of this free airline travel. Mr. O'Sullivan, as a retiree of American Airlines, Inc., already receives flight benefits. The American Trusts pay Mr. O'Sullivan an annual retainer of $20,000 plus $1,250 for each Board meeting attended. Trustees also are reimbursed for any expenses incurred in attending Board meetings.

     The Trust does not charge any sales loads in connection with the purchase of interests in the Portfolios.

     Information on the Manager's, investment advisers' and Trust's Code of Ethics is incorporated herein by reference from the section entitled "Code of Ethics" in the Feeder's Part B.

Item 14.  Control Persons and Principal Holders of Securities.
     As of January 31, 2001, each Portfolio could be deemed to be under the control of its corresponding series of the AAdvantage Trust, feeder funds that invest all of their investable assets in the AMR Trust. As of that date, the following series of the AAdvantage Trust owned the indicated value of the outstanding interests in their corresponding Portfolios: American AAdvantage Balanced Fund owned 99.7% of the value of the outstanding interests in the Balanced Portfolio, the American AAdvantage Large Cap Value Fund owned 99.3% of the value of the outstanding interests in the Large Cap Value Portfolio, the American AAdvantage Small Cap Value Fund owned 99.8% of the value of the outstanding interests in the Small Cap Value Portfolio, the American AAdvantage International Equity Fund owned 94% of the value of the outstanding interests in the International Equity Portfolio, the American AAdvantage Emerging Markets Fund owned

100% of the value of the outstanding interests in the Emerging Markets Portfolio, the American AAdvantage Intermediate Bond Fund owned 99.8% of the value of the outstanding interests in the Intermediate Bond Portfolio, the American AAdvantage Short-Term Bond Fund owned 98.6% of the value of the outstanding interests in the Short-Term Bond Portfolio, the American AAdvantage Money Market Fund owned 29.2% of the value of the outstanding interests in the Money Market Portfolio, the American AAdvantage Municipal Money Market Fund owned 71.2% of the value of the outstanding interests in the Municipal Money Market Portfolio and the American AAdvantage U.S. Government Money Market Fund owned 84.8% of the value of the outstanding interests in the U.S. Government Money Market Portfolio.

     As of January 31, 2001, the following series of the Mileage Trust owned the indicated value of the outstanding interests in their corresponding
Portfolios: the American AAdvantage Money Market Mileage Fund owned 12.2% of the value of the outstanding interests in the Money Market Portfolio, the American AAdvantage Municipal Money Market Mileage Fund owned 28.8% of the value of the outstanding interests in the Municipal Money Market Portfolio and the American AAdvantage U.S. Government Money Market Mileage Fund owned 15.2% of the value of the outstanding interests in the U.S. Government Money Market Portfolio.

     As of January 31, 2001, the American Select Cash Reserve Fund, a series of the Select Trust, owned 57.9% of the value of the outstanding interests in the Money Market Portfolio.

     The address of each of the above-described control persons or principal holders of securities is 4333 Amon Carter Boulevard, MD 5645, Fort Worth, Texas 76155.

     In addition, as of January 31, 2001, the INTRUST International Multi-Manager Stock Fund, 3435 Stelzer Road, Columbus, Ohio 43219, owned 5% of the value of the outstanding interests in the International Equity Portfolio.

     So long as a Fund owns more than 50% of the value of the outstanding interests in its corresponding Portfolio, the Fund may require the Portfolio to take certain actions without the approval of any other registered investment company that invests in the Portfolio. However, where the action requires a vote of the Portfolio's interestholders, the power of the Fund to control such action may depend on the vote of the Fund's shareholders.

     The AAdvantage Trust the Mileage Trust and the Select Trust have informed the AMR Trust that, in most cases where a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the Fund will solicit proxies from its shareholders and will vote its entire interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in a Portfolio will follow the same or a similar practice.

     The Trustees and officers of the Trust as a group own less than 1% of the outstanding shares of each Portfolio.

Item 15.  Investment Advisory and Other Services.
     The Manager serves as investment manager and administrator to AMR Trust pursuant to a Management Agreement dated October 1, 1995, as amended December 17, 1996, July 25, 1997, September 1, 1998, January 1, 1999 and May 19, 2000,
which obligates the Manager to provide and oversee all administrative, investment advisory and portfolio management services for AMR Trust.

     As described more fully in Item 6 in Part A, the Manager is paid a management fee as compensation for providing or overseeing the provision of all administrative, investment advisory and portfolio management services for AMR Trust. The Manager allocates the assets of the Balanced Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio International Equity Portfolio and Emerging Markets Portfolio among investment advisers designated for each of those Portfolios. The Manager allocates the assets of the Intermediate Bond Portfolio between itself and the investment adviser designated for that

Portfolio. Investment decisions for the Short-Term Bond Portfolio, Money Market Portfolio, Municipal Money Market Portfolio and U.S. Government Money Market Portfolio are made directly by the Manager. See Item 5 in Part A.

     Further information on the investment management and other services provided for or on behalf of each Portfolio is incorporated herein by reference to the sections entitled "Management, Administrative Services and Distribution Fees," "Investment Advisory Agreements" and "Other Service Providers" in the Feeder's Part B.

Item 16.  Brokerage Allocation and Other Practices.
     A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference to the section entitled "Portfolio Securities Transactions" in the Feeder's Part B.

Item 17.  Capital Stock and Other Securities.
     Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in a Portfolio will vote together in certain circumstances (e.g., election of AMR Trustees and ratification of the selection of auditors, as required by the 1940 Act and the rules thereunder). One or more of the Portfolios in AMR Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in AMR Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trust will hold special meetings of investors when a majority of AMR Trustees determines to do so or investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in AMR Trust (or Portfolio).

     The Trust or any series may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the AMR Trustees. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, (2) if approved by the vote of at least two-thirds of its investors, or (3) by the AMR Trustees on written notice to the Portfolio's investors.

     AMR Trust is organized as a common law trust under the laws of the State of New York. Investors in a Portfolio may be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that AMR Trust shall maintain appropriate insurance for the protection of each Portfolio, investors, AMR Trustees, officers, employees, and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

     The Declaration of Trust further provides that obligations of a Portfolio are not binding upon the AMR Trustees individually but only upon the property of that Portfolio and the AMR Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

Item 18.  Purchase, Redemption and Pricing of Interests.
     Beneficial interests in the Portfolios will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7 in Part A.

     The share price of each Portfolio is computed each Business Day or Money Market Business Day, as applicable, (defined in Item 7 in Part A) on which shares are offered and orders accepted or upon receipt of a redemption request as outlined in Part A.

     It is the policy of the Money Market Portfolio, the Municipal Money Market Portfolio and the U.S. Government Money Market Portfolio to attempt to maintain a constant price per share of $1.00. There can be no assurance that a $1.00 net asset value per share will be maintained. These Portfolios' investment securities are valued based on the amortized cost valuation technique pursuant to Rule 2a-7 under the 1940 Act. This technique involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value. Such market fluctuations are generally in response to changes in interest rates. Use of the amortized cost valuation method requires these Portfolios to purchase instruments having remaining maturities of 397 days or less, to maintain a dollar weighted average portfolio maturity of 90 days or less, and to invest only in securities determined by the AMR Trustees to be of high quality with minimal credit risk. Further information on how the Portfolios calculate net asset value is incorporated herein by reference from the section entitled "Net Asset Value" in the Feeder's Part B.

     Information of the Portfolios' policy regarding redemption in kind is incorporated herein by reference from the section entitled "Redemptions in Kind" in the Feeder's Part B.

Item 19.  Taxation of the Portfolios.
     Information on the taxation of the Portfolios is incorporated herein by reference from the section entitled "Tax Information - Taxation of the Funds" in the Feeder's Part B, substituting for "Fund" whenever used therein either "investor in a Portfolio" or "RIC investor" (i.e., an investor in a Portfolio that intends to qualify as a regulated investment company for federal income tax purposes), as the context requires.

Item 20.  Underwriters.
     Not applicable.

Item 21.  Calculations of Performance Data.
     Not applicable.

Item 22.  Financial Statements.
     The audited financial statements for the Balanced Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio, International Equity Portfolio, Intermediate Bond Portfolio and Short-Term Bond Portfolio for the fiscal year ended October 31, 2000, the audited financial statements for the Emerging Markets Portfolio for the fiscal period ended October 31, 2000, and the reports of Ernst & Young LLP, independent auditors, with respect to such audited financial statements of each Portfolio are incorporated by reference to the American AAdvantage Funds' Annual Report to Shareholders for the period ended October 31, 2000, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-010770, as filed with the Commission on December 28, 2000.

     The audited financial statements for the Money Market Portfolio, Municipal Money Market Portfolio and U.S. Government Money Market Portfolio for the fiscal year ended December 31, 2000, and the reports of Ernst & Young LLP, independent auditors, with respect to such audited financial statements of each Portfolio are incorporated by reference to the American AAdvantage Money Market Funds' Annual Report to Shareholders for the period ended December 31, 2000, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-01-001837, as filed with the Commission on March 1, 2001.

PART C


Item 23.  Exhibits
     (a)           Amended and Restated Declaration of Trust*

     (b)           Bylaws -- none

     (c)           Voting trust agreement -- none

     (d)(1)(i)     Management Agreement with AMR Investment Services, Inc.**

           (ii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit 5(a) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-001003,
                   and is incorporated by reference. (This document differs only with respect to the names of the parties.)

           (iii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (d)(i)(C) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-
                   011327, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

           (iv) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (d)(i)(D) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-
                   011327, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

           (v) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (d)(i)(E) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-
                   011327, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

           (vi) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (d)(i)(F) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-
                   011327, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

           (vii) Amendment to Schedule A of Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit d)(i)(H) with the Post-Effective Amendment No. 25 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-98-008108, and is
                   incorporated by reference. (This document differs only with respect to the names of the parties.)

           (viii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (d)(i)(J) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545,
                   and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (2)(i) Investment Advisory Agreement with Hotchkis and Wiley. A substantially similar copy of which was filed as Exhibit 5(b) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-001003, as filed with the Commission on February 13, 1997, and is incorporated by reference.
                   (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (ii) Investment Advisory Agreement with Brandywine Asset Management, Inc. A substantially similar copy of which was filed as Exhibit 5(b) with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (iii) Investment Advisory Agreement with Independence Investment Associates, Inc. A substantially similar copy of which was filed as Exhibit 5.b. with the Post-Effective Amendment No. 5 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-0093371602, as filed with the Commission on December 15, 1997, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (iv) Investment Advisory Agreement with Templeton Investment Counsel, Inc. A substantially similar copy of which was filed as Exhibit 5.b. with the Post-Effective Amendment No. 5 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-009337, as filed with the Commission on December 15, 1997, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

                                     C-2

        (v) Investment Advisory Agreement with Barrow, Hanley, Mewhinney & Strauss, Inc. A substantially similar copy of which was filed as Exhibit 5.b with the Post-Effective Amendment No. 5 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-009337, as filed with the Commission on December 15, 1997, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (vi) Investment Advisory Agreement with Lazard Asset Management. A substantially similar copy of which was filed as Exhibit (d)(ii)(H) with the Post-Effective Amendment No. 8 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-001374, as filed with the Commission on March 1, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (vii) Amendment to Schedule A of Advisory Agreement between AMR Investment Services, Inc. and Brandywine Asset Management, Inc. A substantially similar copy of which was filed as Exhibit (d)(ii)(H) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011327, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (viii) Amendment to Schedule A to of Advisory Agreement between AMR Investment Services, Inc. and Hotchkis and Wiley, a division of the Capital Management Group of Merrill Lynch Asset Management, L.P. A substantially similar copy of which was filed as Exhibit (d)(ii)(I) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011327, and is
                   incorporated by reference. (This document differs only with respect to the names of the parties.)

        (ix) Amendment to Schedule A of Advisory Agreement between AMR Investment Services, Inc. and Independence Investment Associates, Inc. A substantially similar copy of which was filed as Exhibit (d)(ii)(K) with the Post-Effective Amendment No. 8 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-001374, and is
                   incorporated by reference. (This document differs only with respect to the names of the parties).

        (x) Investment Advisory Agreement with Morgan Stanley Dean Witter Investment Management Inc. A substantially similar copy of which was filed as Exhibit (d)(ii)(L) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another

                                     C-3

                   investment company, no portion of the
                   advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (xi) Investment Advisory Agreement with The Boston Company. A substantially similar copy of which was filed as Exhibit
                   (d)(ii)(M) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (xii) Investment Advisory Agreement with Metropolitan West Capital Management, LLC. A substantially similar copy of which was filed as Exhibit (d)(ii)(Q) with the Post-Effective Amendment No. 34 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-010781, as filed with the Commission on December 29, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

     (e)           Distribution Agreement -- none

     (f)           Bonus, profit sharing or pension plans -- none

     (g)(1) Custodian Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit 8 with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 26, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (2) Amendment to Custodian Agreement with State Street Bank & Trust Company to add Small Cap Value Portfolio. A substantially similar copy of which was filed as Exhibit
                   (g)(ii) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (3) Amendment to Custodian Agreement with State Street Bank & Trust Company to add Emerging Markets Portfolio. A substantially similar copy of which was filed as Exhibit
                   (g)(iii) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (h)(1) Transfer Agency Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit 9(a) with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage

                                     C-4

                   Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 26, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (2) Amendment to Transfer Agency Agreement with State Street Bank & Trust Company to add Small Cap Value Portfolio. A substantially similar copy of which was filed as Exhibit
                   (h)(ii) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (3) Amendment to Transfer Agency Agreement with State Street Bank & Trust Company to add Emerging Markets Portfolio. A substantially similar copy of which was filed as Exhibit
                   (h)(iii) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (4) Securities Lending Authorization Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit 9(b) with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 26, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (5) Amendment to Securities Lending Authorization Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit (h)(vi) with the Post-Effective Amendment No. 34 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-010781, as
                   filed with the Commission on December 29, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (6) Credit Agreement between American AAdvantage Mileage Funds and AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (h)(iii) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-011327, as
                   filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (7) Amendment to Credit Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (h)(x) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (8) Administrative Services Agreement among American AAdvantage Funds, American AAdvantage Mileage Funds, AMR Investment Services Trust, AMR Investment Services, Inc. and State Street Bank and Trust Company. A substantially similar copy of which was filed as Exhibit (h)(iv) with the Post-

                                     C-5

                   Effective Amendment No. 10 to Registration
                   Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-
                   011327, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties).

     (i)           Opinion and consent of counsel -- not applicable

     (j)           Consent of Independent Auditors - not applicable

     (k)           Financial statements omitted from prospectus -- none

     (l)           Letter of investment intent -- none

     (m)           Plan pursuant to Rule 12b-1 -- none

     (n)           Plan pursuant to Rule 18f-3 - none

     (p)           Codes of Ethics -

        (1) Code of Ethics of Registrant, American AAdvantage Funds, American AAdvantage Mileage Funds and American Select Funds is incorporated by reference from and as filed as Exhibit (p)(1) to the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000.

        (2) Code of Ethics of AMR Investments is incorporated by reference from and as filed as Exhibit (p)(2) to the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000.

        (3) Code of Ethics of each Investment Adviser is incorporated by reference from and as filed as Exhibit (p)(3) to the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000 and Exhibit (p)(3) to the Post-Effective Amendment No. 35 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-01-001832, as
                   filed with the Commission on February 28, 2001.
_________________
* Incorporated by reference to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on September 29, 1995.

**    Incorporated by reference to the Post-Effective Amendment No. 1 to the
Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1997 via EDGAR, Accession No. 0000898432-97-000184.

Item 24.  Persons Controlled by or under Common Control with Registrant
     No person is controlled by or under common control with the Registrant.

                                     C-6

Item 25.  Indemnification
     Article VI, Section 6.4 of the Declaration of Trust of the AMR Trust provides that:

     The Trust shall indemnify, to the fullest extent permitted by law (including the 1940 Act), each Trustee, officer or employee of the Trust (including any Person who serves at the Trust's request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer or employee, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office (a) by the court or other body approving the settlement or other disposition; (b) by a reasonable determination, based upon a review of readily available facts as opposed to a full trial-type inquiry), that such Person did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees; or
(c) by a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in this Section 6.4 or in Section
6.2 hereof or to which such Person may be otherwise entitled except out of the Trust Property.

     According to Article VI, Section 6.5 of the Declaration of Trust, the Trustees may make advance payments in connection with indemnification under
Section 6.4, provided that the following conditions are satisfied: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay the amount of the advance which exceeds the amount which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayment may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Trust's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that the recipient of the advance ultimately will not be disqualified from indemnification under Section 6.4.

     Section 8 of the Management Agreement between the Registrant and AMR Investment Services, Inc. ("Manager") provides that the Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Registrant or any portfolio in connection with the matters to which the Management Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Management Agreement.

     Section 8 of each Advisory Agreement between the Manager and each Portfolio's investment subadviser ("Subadviser") states that no provision of the Advisory Agreement shall be deemed to protect the Subadviser against any liability to the Registrant or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under an Advisory Agreement.

                                     C-7

Item 26. Business and Other Connections of Investment Manager and Investment Subadviser
     Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of the Manager and each principal of a Subadviser is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from Item 26 in Part C of the Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of American AAdvantage Funds (1940 Act File No. 811-4984, EDGAR Accession No. 0000950134-00-003456), as filed with the Commission on April 17, 2000.

Item 27.  Principal Underwriter
      Not applicable.

Item 28.  Location of Accounts and Records
     The books and other documents required by Rule 31a-1 under the Investment Company Act of 1940 are maintained in the physical possession of the AMR Trust's custodian, Manager, transfer agent or investment advisers.

Item 29.  Management Services
     Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30.  Undertakings
     None.

                                     C-8


SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 8 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and the State of Texas on March 1, 2001.

                                    AMR INVESTMENT SERVICES TRUST

                                    By: /s/ William F. Quinn
                                           William F. Quinn
                                           President

                                     C-9

AMR INVESTMENT SERVICES TRUST
REGISTRATION STATEMENT ON FORM N-1A

INDEX TO EXHIBITS

     Exhibit
     Number        Description                                    Page
(a)           Amended and Restated Declaration of Trust*

     (b)           Bylaws -- none

     (c)           Voting trust agreement -- none

     (d)(1)(i)     Management Agreement with AMR Investment Services, Inc.**

           (ii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit 5(a) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-001003,
                   and is incorporated by reference. (This document differs only with respect to the names of the parties.)

           (iii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (d)(i)(C) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-
                   011327, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

           (iv) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (d)(i)(D) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-
                   011327, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

           (v) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (d)(i)(E) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-
                   011327, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

           (vi) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (d)(i)(F) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-
                   011327, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

           (vii) Amendment to Schedule A of Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit d)(i)(H) with the Post-Effective Amendment No. 25 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-98-008108, and is
                   incorporated by reference. (This document differs only with respect to the names of the parties.)

           (viii) Supplemental Terms and Conditions to Management Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (d)(i)(J) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545,
                   and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (2)(i) Investment Advisory Agreement with Hotchkis and Wiley. A substantially similar copy of which was filed as Exhibit 5(b) with the Post-Effective Amendment No. 4 to Registration Statement of American AAdvantage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-001003, as filed with the Commission on February 13, 1997, and is incorporated by reference.
                   (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (ii) Investment Advisory Agreement with Brandywine Asset Management, Inc. A substantially similar copy of which was filed as Exhibit 5(b) with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 27, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (iii) Investment Advisory Agreement with Independence Investment Associates, Inc. A substantially similar copy of which was filed as Exhibit 5.b. with the Post-Effective Amendment No. 5 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-0093371602, as filed with the Commission on December 15, 1997, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (iv) Investment Advisory Agreement with Templeton Investment Counsel, Inc. A substantially similar copy of which was filed as Exhibit 5.b. with the Post-Effective Amendment No. 5 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-009337, as filed with the Commission on December 15, 1997, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (v) Investment Advisory Agreement with Barrow, Hanley, Mewhinney & Strauss, Inc. A substantially similar copy of which was filed as Exhibit 5.b with the Post-Effective Amendment No. 5 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-97-009337, as filed with the Commission on December 15, 1997, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (vi) Investment Advisory Agreement with Lazard Asset Management. A substantially similar copy of which was filed as Exhibit (d)(ii)(H) with the Post-Effective Amendment No. 8 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-001374, as filed with the Commission on March 1, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (vii) Amendment to Schedule A of Advisory Agreement between AMR Investment Services, Inc. and Brandywine Asset Management, Inc. A substantially similar copy of which was filed as Exhibit (d)(ii)(H) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011327, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (viii) Amendment to Schedule A to of Advisory Agreement between AMR Investment Services, Inc. and Hotchkis and Wiley, a division of the Capital Management Group of Merrill Lynch Asset Management, L.P. A substantially similar copy of which was filed as Exhibit (d)(ii)(I) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-011327, and is
                   incorporated by reference. (This document differs only with respect to the names of the parties.)

        (ix) Amendment to Schedule A of Advisory Agreement between AMR Investment Services, Inc. and Independence Investment Associates, Inc. A substantially similar copy of which was filed as Exhibit (d)(ii)(K) with the Post-Effective Amendment No. 8 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-99-001374, and is
                   incorporated by reference. (This document differs only with respect to the names of the parties).

        (x) Investment Advisory Agreement with Morgan Stanley Dean Witter Investment Management Inc. A substantially similar copy of which was filed as Exhibit (d)(ii)(L) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (xi) Investment Advisory Agreement with The Boston Company. A substantially similar copy of which was filed as Exhibit
                   (d)(ii)(M) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

        (xii) Investment Advisory Agreement with Metropolitan West Capital Management, LLC. A substantially similar copy of which was filed as Exhibit (d)(ii)(Q) with the Post-Effective Amendment No. 34 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-010781, as filed with the Commission on December 29, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties and does not contain a statement that to the extent a Fund invests all of its investable assets in another investment company, no portion of the advisory fee attributable to that Fund shall be paid for the period that such Fund's assets are so invested.)

     (e)           Distribution Agreement -- none

     (f)           Bonus, profit sharing or pension plans -- none

     (g)(1) Custodian Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit 8 with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 26, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (2) Amendment to Custodian Agreement with State Street Bank & Trust Company to add Small Cap Value Portfolio. A substantially similar copy of which was filed as Exhibit
                   (g)(ii) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (3) Amendment to Custodian Agreement with State Street Bank & Trust Company to add Emerging Markets Portfolio. A substantially similar copy of which was filed as Exhibit
                   (g)(iii) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

     (h)(1) Transfer Agency Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit 9(a) with the Post-Effective

                   Amendment No. 6 to
                   Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 26, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (2) Amendment to Transfer Agency Agreement with State Street Bank & Trust Company to add Small Cap Value Portfolio. A substantially similar copy of which was filed as Exhibit
                   (h)(ii) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (3) Amendment to Transfer Agency Agreement with State Street Bank & Trust Company to add Emerging Markets Portfolio. A substantially similar copy of which was filed as Exhibit
                   (h)(iii) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (4) Securities Lending Authorization Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit 9(b) with the Post-Effective Amendment No. 6 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-98-001602, as filed with the Commission on February 26, 1998, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (5) Amendment to Securities Lending Authorization Agreement with State Street Bank & Trust Company. A substantially similar copy of which was filed as Exhibit (h)(vi) with the Post-Effective Amendment No. 34 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-010781, as
                   filed with the Commission on December 29, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (6) Credit Agreement between American AAdvantage Mileage Funds and AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (h)(iii) with the Post-Effective Amendment No. 10 to Registration Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-011327, as
                   filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (7) Amendment to Credit Agreement with AMR Investment Services, Inc. A substantially similar copy of which was filed as Exhibit (h)(x) with the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-9484, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000, and is incorporated by reference. (This document differs only with respect to the names of the parties.)

        (8) Administrative Services Agreement among American AAdvantage Funds, American AAdvantage Mileage Funds, AMR Investment Services Trust, AMR Investment Services, Inc. and State Street Bank and Trust Company. A substantially similar copy of which was filed as Exhibit (h)(iv) with the Post-

                   Effective Amendment No. 10 to Registration
                   Statement of American AAdvantage Mileage Funds, File Nos. 33-91058 and 811-9018, EDGAR Accession No. 0000950134-99-
                   011327, as filed with the Commission on December 21, 1999, and is incorporated by reference. (This document differs only with respect to the names of the parties).

     (i)           Opinion and consent of counsel -- not applicable

     (j)           Consent of Independent Auditors - not applicable

     (k)           Financial statements omitted from prospectus -- none

     (l)           Letter of investment intent -- none

     (m)           Plan pursuant to Rule 12b-1 -- none

     (n)           Plan pursuant to Rule 18f-3 - none

     (p)           Codes of Ethics -

        (1) Code of Ethics of Registrant, American AAdvantage Funds, American AAdvantage Mileage Funds and American Select Funds is incorporated by reference from and as filed as Exhibit (p)(1) to the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000.

        (2) Code of Ethics of AMR Investments is incorporated by reference from and as filed as Exhibit (p)(2) to the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000.

        (3) Code of Ethics of each Investment Adviser is incorporated by reference from and as filed as Exhibit (p)(3) to the Post-Effective Amendment No. 32 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-00-005545, as filed with the Commission on July 7, 2000 and Exhibit (p)(3) to the Post-Effective Amendment No. 35 to Registration Statement of American AAdvantage Funds, File Nos. 33-11387 and 811-4984, EDGAR Accession No. 0000950134-01-001832, as
                   filed with the Commission on February 28, 2001.
_________________
* Incorporated by reference to the initial Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on September 29, 1995.

**    Incorporated by reference to the Post-Effective Amendment No. 1 to the
Registration Statement of the Registrant on Form N-1A as filed with the Securities and Exchange Commission on February 28, 1997 via EDGAR, Accession No. 0000898432-97-000184.